Exhibit 99.(h)(49)(i)

October 31, 2022

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Scott Shirrell, Vice President

Re: Calamos Antetokounmpo Sustainable Equities Trnst (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and has established those new series of shares identified opposite its name on Exhibit A hereto (the “Fund’’).

In accordance with Section 1, the Appointment of Administrator provision, of the Administration Agreement dated as of October 26, 2018 and effective as of November 1, 2018, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust, on behalf of itself and each Fund, hereby requests that State Street act as Administrator for it and each Fund under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST
on behalf of:

Calamos Antetokounmpo Sustainable Equities Fund

By:	/s/ Stephen Atkins
Name:	Stephen Atkins
Title:	Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael A. Foutes
Name:	Michael A. Foutes
Title:	SVP, Duly Authorized

Effective Date:	11/14/2022

Information Classification: Limited Access

EXHIBIT A

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

Information Classification: Limited Access

EXHIBIT B

ADMINISTRATION AGREEMENT

Schedule A

List of Funds

Open-End Funds

Calamos Advisors Trust

Calamos Growth and Income Portfolio

Calamos Etf Trust

Calamos Investment Trust

Calamos Convertible Fund

Calamos Dividend Growth Fund

Calamos Evolving World Growth Fund

Calamos Global Convertible Fund

Calamos Global Equity Fund

Calamos Global Opportunities Fund

Calamos Growth Fund

Calamos Growth and Income Fund

Calamos Hedged Equity Fund

Calamos High Income Opportunities Fund

Calamos International Growth Fund

Calamos Market Neutral Income Fund

Calamos Select Fund

Calamos Phineus Long/Short Fund

Calamos Total Return Bond Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos Global Sustainable Equities Fund

Calamos International Small Cap Growth Fund

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

Closed-End Funds

Calamos Convertible Opportunities and Income Fund

Calamos Convertible and High Income Fund

Calamos Strategic Total Return Fund

Calamos Global Total Return Fund

Calamos Global Dynamic Income Fund

Calamos Dynamic Convertible and Income Fund

Calamos Long/Short Equity & Dynamic Income Trust

Information Classification: Limited Access